Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated November 11, 1999 included in and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement File No. 2-75943, Registration Statement File No. 33-46465, Registration Statement File No. 33-47109, Registration Statement File No. 33-79515 and Registration Statement File No. 33-87877.


                                             /s/ Arthur Andersen LLP
                                             -----------------------
                                                 Arthur Andersen LLP
Greensboro, North Carolina,
  December 22, 1999.